Exhibit 10.1

SECOND AMENDMENT TO

APPENDIX G TO THE HUNTINGTON INGALLS INDUSTRIES SUPPLEMENTAL PLAN 2—OFFICERS SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (OSERP)

WHEREAS, Huntington Ingalls Industries, Inc. (the “Employer”) maintains Appendix G to the Huntington Ingalls Industries Supplemental Plan 2—Officers Supplemental Executive Retirement Plan (the “OSERP”), has the power to amend the OSERP and now wishes to do so;

NOW, THEREFORE, effective December 31, 2018, the OSERP is hereby amended as follows:

1.	Section G.03(f) of the OSERP is hereby amended in its entirety as follows:

(f)    After June 2008 and on or before December 31, 2018, the only employees who shall become eligible to participate in the Program shall be:

(1)    individuals who become elected or appointed officers of the Company after June 2008 due to rehire or promotion, provided they have been and continue to be actively accruing benefits under a Company-sponsored qualified defined benefit pension plan, and

(2)    any other individuals designated for participation in writing by the Vice President, Compensation, Benefits and International (as such title may be modified from time to time).

After December 31, 2018, no further employees shall become eligible to participate in the Program.

2.	The OSERP, as amended herein, is hereby ratified and affirmed in all other respects.

IN WITNESS WHEREOF, the undersigned, being an authorized representative of the Employer, has caused this Amendment to the OSERP to be executed as of the date first set forth above.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ William R. Ermatinger
Willian R. Ermatinger
Executive Vice President &
Chief Human Resources Officer

Date:	December 17, 2018